UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2006

Moscow CableCom Corp.

(Exact name of registrant as specified in its charter)

Commission file number: 0-1460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 38th Floor New York, New York 10022	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 826-8942

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 5, 2006, the Moscow CableCom Corp. (the “Company”) entered into an agreement providing for the sale of 2,462,860 units of its equity securities at $8.2725 per unit, for total gross proceeds to be received of $20,374,009. Each unit is comprised of one share of the Company’s common stock and one half warrant. Each whole warrant entitles the holder to acquire one share of the Company’s common stock at a purchase price of $9.852 per share through May 5, 2008. There were no underwriting discounts or commissions in this private placement.

The securities were offered and sold pursuant to the exemption from registration provided in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated under the Securities Act. The are no more than 35 purchasers of the securities and each of the purchasers is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D, and is acquiring the securities for investment, for its own account, and not with a view to, or for sale in connection with, any distribution.

The Company expects that the private placement will close by May 18, 2006.

Item 7.01. Other Events and Required Regulation FD Disclosure

On May 10, 2006, Company issued a press release announcing the private placement of the 2,462,860 units discussed in Item 3.02.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following is furnished as an Exhibit to this report:

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 10, 2006.

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Andrew M. O’Shea
Name: Andrew M. O’Shea
Title: Chief Financial Officer and Secretary

Date: May 11, 2006

3